UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2014

Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2014, the Federal Home Loan Bank of Dallas (the "Bank") announced that its Board of Directors has appointed Sanjay Bhasin as President and Chief Executive Officer effective May 12, 2014. Mr. Bhasin will succeed Paul Joiner, who has served as the Bank’s Interim President and Chief Executive Officer since September 17, 2013. Beginning May 12, 2014, Mr. Joiner will assume his former role as Senior Vice President and Chief Strategy Officer.

Mr. Bhasin, age 45, currently serves as Executive Vice President, Members and Markets for the Federal Home Loan Bank of Chicago (the "Chicago Bank") and has served in that role since 2011. He joined the Chicago Bank in 2004 as Vice President, Mortgage Finance and was promoted to Senior Vice President, Mortgage Finance in 2007 and to Executive Vice President, Financial Markets in 2008, a position he held until his appointment as Executive Vice President, Members and Markets. Prior to joining the Chicago Bank, Mr. Bhasin was responsible for managing the interest rate risk associated with Bank One, NA’s mortgage pipeline holdings from 1999 to 2004.

As the Bank’s President and Chief Executive Officer, Mr. Bhasin will be paid an annual base salary of $625,000 and he will be eligible to earn in 2014 a prorated incentive award under the Bank’s short-term Variable Pay Program. Mr. Bhasin’s maximum potential incentive award will be 60 percent of his base salary. In addition, the Bank will pay Mr. Bhasin a hiring bonus of $133,800, payable at the time his first paycheck is processed. Further, he will be eligible to receive the Bank’s standard relocation benefits under its Employee Relocation Assistance Policy. Beginning January 1, 2015, Mr. Bhasin will be eligible to participate in both the Bank’s Variable Pay Program and any long-term incentive compensation plans ("LTIPs") that may be adopted. If future LTIPs are adopted and are structured similar to previous LTIPs, Mr. Bhasin could earn additional incentives equal to either 10 percent or 15 percent of his base salary beginning in 2017 if certain thresholds are met. For a description of the Bank’s previous LTIPs, please refer to Item 11 of the Bank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2014.

Since January 1, 2013, the Bank has not engaged in any transactions with Mr. Bhasin or any members of his immediate family that require disclosure under applicable rules and regulations. There are no family relationships between Mr. Bhasin and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Mr. Bhasin and any other person pursuant to which he was selected as President and Chief Executive Officer of the Bank.

A copy of the press release announcing Mr. Bhasin’s appointment as the Bank’s President and Chief Executive Officer is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Press release dated April 16, 2014 announcing the appointment of Sanjay Bhasin as President and Chief Executive Officer of the Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

April 16, 2014	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Senior Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 16, 2014 announcing the appointment of Sanjay Bhasin as President and Chief Executive Officer of the Bank.